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                                                                   Exhibit 10.22

                              CONSULTING AGREEMENT

      This CONSULTING AGREEMENT, dated as of April 23, 1999 (this "Agreement"), between FOILMARK, INC., a Delaware corporation (the "Company") and James L. Rooney (the "Consultant").

      WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of November 17, 1998 (the "Merger Agreement"), by and among HoloPak Technologies, Inc., a Delaware corporation ("HoloPak"), the Company and Foilmark Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company ("Foilmark Sub"), HoloPak will merge (the "Merger") with and into Foilmark Sub pursuant to which Foilmark Sub will be the surviving corporation in the Merger;

      WHEREAS, the Consultant and HoloPak are parties to that certain Employment Agreement, dated as of August 16, 1997 (the "Employment Agreement");

      WHEREAS, Employee and HoloPak mutually agree that the Employment Agreement shall terminate immediately prior to the effective time of the Merger; and

      WHEREAS, the Company desires to induce the Consultant following the termination of the Employment Agreement to act as a consultant to the Company and the Consultant desires to commit himself to act as a consultant to the Company.

      NOW, THEREFORE, in order to effect the foregoing, the Company and the Consultant wish to enter into a consulting agreement upon the terms and subject to the conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

      1.    TERM AND SERVICES TO BE PROVIDED.

            (a) Commencing on the date hereof and continuing until the first anniversary thereof (the "Term"), the Consultant agrees to provide consulting services to the Company from time to time upon reasonable notice and at the reasonable request of the Chief Executive Officer or the Board of Directors of the Company. The Consultant will make himself available to consult and cooperate with and advise the members of senior management of the Company with respect to such matters involving the business of the Company as may be requested. The Consultant, at his discretion, may perform his duties hereunder from the office space provided to him by the Company pursuant to Section 2(e) hereof, from his place of residence, or from another location of his choosing. In addition, the Company agrees that the Consultant shall be a Director on the Board of Directors of the Company immediately following the Merger.

            (b) During the Term, the Consultant may pursue other personal or business interests; PROVIDED, HOWEVER, that such interests do not interfere with his duties as set forth in Section 1(a) hereof and do not conflict with the provisions set forth in Sections 4, 5 or 6 hereof.

     2.    COMPENSATION.


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             (a) During the Term, the Company shall pay the Consultant
consulting fees at the rate of $105,000 per annum (the "Salary"), payable on a monthly basis.

            (b) During the Term, the Company shall provide or make available to the Consultant those fringe benefits that are specified on EXHIBIT "A" hereto (the "Fringe Benefits").

            (c) (i) HoloPak has granted to the Employee pursuant to the Employment Agreement, under its Non-Qualified Stock Option Plan (the "HoloPak Plan"), options to purchase shares of Common Stock ("HoloPak Options") for 100,000 shares of HoloPak Common Stock at an exercise price of $3.25 per share. The Options vest and become exercisable in three equal installments as follows: (i) 33,334 shares on March 1, 1998, (ii) 33,333 shares on September 1, 1998 and (iii) 33,333 shares on March 1, 1999. Pursuant to and in accordance with Section 3.4 of the Merger Agreement, the Options shall be converted into and become rights with respect to shares of common stock of Foilmark, and Foilmark shall assume each Option.

                    (ii) As of the effective date of the Merger, the Company will grant to the Consultant under its 1995 Amended and Restated Employee Stock Option Plan (the "Plan") options to purchase shares of Common Stock (the "Company Options" and together with the HoloPak Options, the "Options") to purchase 20,000 shares of Company common stock, $.01 par value, at an exercise price and pursuant to the vesting schedule set forth in the Plan.

                    (iii) The Employee will be an eligible participant in the Plan and, therefore, will be eligible for future grants of stock options in addition to the Options referred to above. The administrator of the Plan, which is currently the Compensation Committee of the Board of Directors of Foilmark, will determine from time to time whether any such additional options shall be granted to the Employee and the exercise price, vesting schedule and other terms of any such additional options that may be granted.

            (d) The Company's commitment to grant additional Options is subject to the Company's obtaining approval of such items by the Board of Directors of the Company.

            (e) Any payments made hereunder shall be made subject to applicable federal, state and local withholding obligations. All payments and other benefits hereunder shall be made without set-off for any reason whatever.

      3.    TERMINATION.

            (a) DEATH. If the Consultant dies during the Term, the Consultant's consulting relationship with the Company hereunder shall terminate upon his death; PROVIDED that the Company shall pay to the Consultant's spouse (or to such other beneficiary as may be designated by the Consultant by written notice to the Company), the compensation provided in Section 2(a) hereof that would have been paid to Consultant hereunder for the remainder of the Term. Such compensation shall be paid by the Company to the Consultant's spouse (or to such other beneficiary as may be designated by the Consultant by written notice to the Company) promptly following the Consultant's death in one lump sum.

            (b) DISABILITY. If, as a result of the Consultant's incapacity due to physical or mental illness, the Consultant shall be unable to perform the consulting services described herein for a continuous period of six months, the Company may terminate the Consultant's consulting relationship with


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the Company. In such event, the Company shall pay the Consultant the compensation provided in Section 2(a) hereof promptly following such termination in one lump sum.

      4.    AGREEMENT NOT TO COMPETE.

            (a) During the Non-Competition Period (defined below), the Consultant shall not, within the Restricted Area (defined below) directly or indirectly, in any capacity, without the express written consent of the Chairman of the Board of Directors of the Company, render his services, engage in any business activity or have a financial interest in, any business (other than as the holder of not more than one percent of the total outstanding stock of any publicly-held company) that is competitive with any of those business activities in which the Company, the Surviving Corporation, Foilmark Sub, Foilmark Manufacturing Corporation, Transfer Print Foils, Inc., Alubec Industries Inc. or any person, partnership, association, corporation or other entity (each a "Person") controlled by any of them (any such party is referred to herein as a "Foilmark Party") shall have been engaged during his employment by the Company, nor shall the Consultant assist any person or entity that is engaged in such business, including by making Foilmark Information (defined below) available to any such person or entity. In addition, the Consultant shall not directly or indirectly solicit or otherwise encourage any of employees of any Foilmark Party to terminate their employment with the applicable Foilmark Party. Notwithstanding the above, the Consultant may become employed or consult in the areas of adhesive coating, extrusion coating, silicone coating, laminating, printing, paper or film manufacturing upon termination of this Agreement, except to the extent that the Company can prove such subsequent employment is in direct competition with a Foilmark Party. As used herein, the "Restricted Area" means
(i) the United States of America and (ii) Canada. If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to review the foregoing restriction to include the maximum restrictions allowable under applicable law. The "Non-Competition Period" means the period during the term of this Agreement and for three (3) years following the Term.

            (b) The terms of this Section 4 shall apply to the Consultant and any Person controlled by the Consultant, including any relative of the Consultant, to the same extent as if they were parties hereto, and the Consultant shall take whatever actions may be necessary to cause any such Persons or entities to adhere to the terms of this Section 4.

      5.    INVENTIONS, DESIGNS AND PRODUCT DEVELOPMENTS.

            All inventions, innovations, designs, ideas and product developments (collectively, the "Developments"), developed or conceived by the Consultant, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Employment Term and that relate to the actual or planned business activities of any Foilmark Party and all of the Employee's right, title and interest therein, shall be the exclusive property of the applicable Foilmark Party. The Consultant hereby assigns, transfers and conveys to any applicable Foilmark Party all of his right, title and interest in and to any and all such Developments. As requested from time to time by the Board, the Consultant shall disclose fully, as soon as practicable and in writing, all Developments to the Chairman of the Board of Directors of the Company. At any time and from time to time, upon the request of any of the Board, the Consultant shall execute and deliver to the Company any and all instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable any applicable Foilmark Party to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with


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respect to any such Developments or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. The applicable Foilmark Party will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse the Consultant for all reasonable expenses incurred by him in compliance with the provisions of this Section.

      6.    CONFIDENTIAL INFORMATION.

             (a) The Consultant has had and will have possession of or access to confidential information relating to the business of one or more Foilmark Parties, including writings, equipment, processes, drawings, reports, manuals, invention records, financial information, business plans, customer lists, the identity of or other facts relating to prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets, customer or product information or technical or business information of certain Foilmark Parties. All such information, other than any information that is in the public domain through no act or omission of the Consultant or which he is authorized to disclose, or that the Consultant had in his possession prior to his employment with the Company is referred to collectively as the "Foilmark Information." During and after the Term, the Consultant shall not knowingly, willfully or intentionally (i) use or exploit in any manner the Foilmark Information for himself or any Person other than a Foilmark Party, (ii) remove any Foilmark Information, or any reproduction thereof, from the possession or control of any Foilmark Party or (iii) treat Foilmark Information otherwise than in a confidential manner.

            (b) All Foilmark Information developed, created or maintained by the Consultant, alone or with others while employed by the Company, and all Foilmark Information maintained by the Consultant thereafter, shall remain at all times the exclusive property of the applicable Foilmark Party. The Consultant shall return to the Company all Foilmark Information, and reproductions thereof, whether prepared by him or others, that are in his possession immediately upon request and in any event upon the completion of his employment by the Company.

      7.    REMEDIES.

            The Consultant expressly acknowledges that the remedy at law for any breach of Sections 4, 5 or 6 will be inadequate and that upon any such breach or threatened breach, the Company (or the applicable Foilmark Party) shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Employee's obligations under these provisions without the necessity of proving the actual damage or the inadequacy of a legal remedy. Subject to the remainder of this Section 10, the rights conferred upon the Company (and any Foilmark Party) by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which Foilmark may have at law, in equity or otherwise.

      8.    NOTICE.

            (a) All notices required to be given under this Agreement shall be in writing and shall be deemed to have been given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent by Federal Express or other overnight delivery service, addressed as follows (or to such other address that a party may provide from time to time by notice to the other parties):


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If to the Consultant:

                  James L. Rooney
                  1272 Camelot Lane
                  Lemont, IL 60439

If to the Company:

                  Foilmark, Inc.
                  4 Malcolm Hoyt Drive
                  Newburyport, MA  01950
                  Attention: Chairman of the Board

      9.    CONSULTANT'S INDEPENDENCE AND DISCRETION.

            (a) Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent of the other, or as employer and employee. By virtue of the relationship described herein, the Consultant's relationship to the Company during the Term shall only be that of an independent contractor and the Consultant shall perform all services pursuant to this Consulting Agreement as an independent contractor.

            (b) Subject only to such specific limitations as are contained in this Consulting Agreement, the manner, means, details or methods by which the Consultant performs his obligations under this Consulting Agreement shall be solely within his discretion.

      10. MODIFICATIONS; WAIVER DISCHARGE. This Consulting Agreement is entered into between the Company and the Consultant for the benefit of each of the Company and the Consultant. No provisions of this Consulting Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Consultant and the Company's Chief Executive Officer or such other officer as may be specifically designated by the Board of Directors of the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Consulting Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      11. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Consulting Agreement shall not affect the validity or enforceability of any other provision of this Consulting Agreement, which shall remain in full force and effect; PROVIDED, HOWEVER, that if any one or more of the terms contained in Section 4 hereto shall for any reason be held to be excessively broad with regard to time, duration, geographic scope or activity, that term shall not be deleted but shall be reformed and construed in a manner to enable it to be enforced to the extent compatible with applicable law.

      12. ENTIRE AGREEMENT. This Consulting Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties whether oral or written, by any officer, employee or representative of any party hereto.

      13. ASSIGNMENT. This Consulting Agreement may not be assigned by the Consultant, but may be assigned by the Company to any successor to its business and will inure to the benefit and be binding upon


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any such successor.

      14. COUNTERPARTS. This Consulting Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      15. HEADINGS. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Consulting Agreement.

      16. GOVERNING LAW. The validity, interpretation, construction and performance of this Consulting Agreement shall be governed by the laws of the State of New Jersey without regard to principles of conflicts of laws.

      17. TERMINATION OF EMPLOYMENT AGREEMENT. Employee and Foilmark Sub agree that the Employment Agreement has been terminated effective immediately prior to the effective time of the Merger. Employee hereby waives any right that he may have to Termination Compensation (as such term is defined in the Original Employment Agreement) under the Original Employment Agreement arising out of or as a result of such termination.



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      IN WITNESS WHEREOF, the parties have executed this Consulting Agreement on the date and year first above written.

                                   FOILMARK, INC.


                                   By:  /s/
                                      ------------------------------------
                                      Name:
                                      Title:



                                        /s/
                                      ------------------------------------
                                      James L. Rooney


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                                                                       EXHIBIT A


                                 FRINGE BENEFITS

1. TYPICAL OFFICER BENEFITS: Inclusion in the benefit plans generally given to executive officers of the Company from time to time, including any benefits provided with respect to health, life and disability insurance and participation in any of the Company's profit sharing and pension plans. In addition, the Company shall waive the waiting period for participation in the profit sharing and 401(k) plans to the extent permitted by law to allow Employee to participate in such plans at the earliest possible date.

2. AUTOMOBILE ALLOWANCE: Monthly car allowance in the amount of $850 per month for a period of twelve months, commencing April 23, 1999.



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